EXHIBIT 4.4

INCORPORATED UNDER THE COOPERATIVE ASSOCIATION LAWS OF COLORADO

    Number                                               Shares
ALLIANCE FARMS COOPERATIVE ASSOCIATION
                         a Colorado cooperative association

This Certificate of Membership also represents shares of Class B common stock of the Association. 5,000 shares of Class B common stock authorized, $0.01 par value

          THIS CERTIFIES THAT                                            is a
member of, and is the owner of
                                                     Shares of the Class B
Common Stock of,

                    ALLIANCE FARMS COOPERATIVE ASSOCIATION,

transferable by the holder hereof on the books of the Association in person or by duly authorized attorney only upon surrender of this Certificate properly endorsed. The Articles of Incorporation of the Association, as from time to time amended, the Bylaws of the Association, as from time to time amended, and the laws of the State of Colorado, as from time to time amended, are by reference incorporated herein, and the holder hereof, by accepting this Certificate, consents to the provisions thereof and agrees to be bound thereby. (See reverse for limitations and other provisions.)

          IN WITNESS WHEREOF, the Association has caused this Certificate to be
signed by its duly authorized officers this                        day of
                                  A.D. 19      .


           PRESIDENT                     SECRETARY
Sale, transfer or hypothecation of the shares represented by this certificate is restricted by the provisions of the Colorado cooperative association law and the Articles of Incorporation and Bylaws of Alliance Farms Cooperative Association (the "Company"), a copy of which provisions may be inspected at the principal offices of the Company, and all provisions of which are hereby incorporated by reference in this certificate.




                                     CERTIFICATE

                                          of

                                      Membership

                                         and



                                        Shares

                                        of the

                                 Class B Common Stock

                                          of

                                    ALLIANCE FARMS
                               COOPERATIVE ASSOCIATION

                                      ISSUED TO



                                         DATE


For Value Received,       hereby sell, assign and transfer unto
 Shares of the Class B Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint attorney to transfer the said Stock on the books of the within named Association with full power of substitution in the premises.
     Dated                       19
          In presence of